EXHIBIT 99.2

Rock of Ages FOR IMMEDIATE RELEASE	Investor Contact: Neil G Berkman Berkman Associates (310) 277-5162 info@BerkmanAssociates.com	Company Contact: Kurt Swenson Chairman & CEO (603) 225-8397 www.RockofAges.com

Rich Urbach Succeeds Rick Wrabel At Helm

of Rock of Ages' Retail Group

    CONCORD, NEW HAMPSHIRE, May 9, 2006 . . . Rock of Ages Corporation (NASDAQ/NMS:ROAC) announced today that Rich Urbach, formerly Regional Vice President of Retail Operations and a 17 year veteran of the retail memorial industry, has been named President and Chief Operating Officer of Retail Operations. Urbach succeeds Rick Wrabel, who has left the Company to pursue other opportunities.

    Rock of Ages also announced the resignations of Caryn Crump, Senior Vice President of Marketing, Kevin Nohelty, Vice President of Retail Operations, and Sean Weeks, Regional Vice President.

    Chairman and CEO Kurt Swenson said, "Rick, Caryn, Kevin and Sean are highly skilled and experienced executives who joined us in 2004 from outside the industry to develop the right plan and build the right infrastructure to achieve our retail growth and profitability objectives. In addition to designing and implementing successful new marketing and branding programs, Rick and his team made changes which will reduce costs in our retail operations by approximately $5 million annually, and positioned the business to achieve the 15% retail store level EBIT margin we have long targeted. We remain committed to this strategy and are confident that it will bring great rewards in the future.

    "We are focused on continuing to improve our existing retail operations and taking measured steps to grow the business. Rich Urbach's thorough understanding of every facet of our retail operations and his long-standing and close personal relationships with other key executives within our Company, as well as with our partners and customers throughout the industry, make him ideally suited to implement this next phase of our retail strategy.

    "The path ahead of us is clear. Our retail organization is well-trained and energized, and right-sized for the tasks ahead of us. We do not plan to replace the people who have left the Company. While we will report a charge of approximately $1.4 million in the second quarter of 2006 related to these departures, we anticipate annualized savings of at least $1.5 million (in addition to the $5 million of savings already in place at the retail store level) which will begin to affect our results in the third quarter.

    "All of us at Rock of Ages are grateful for Rick, Caryn, Kevin and Sean's hard work and positive contributions to our company, and we wish them continued success in the future."

About Rock of Ages

    Rock of Ages (www.RockofAges.com) is the largest integrated granite quarrier, manufacturer and retailer of finished granite memorials and granite blocks for memorial use in North America.

Forward-Looking Statements

    This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about our business or expected events based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual events, results or outcomes may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the following: our ability to successfully execute our strategy to expand our business through acquisitions, opening new stores, maintaining our relationships with independent retailers, and forming and maintaining relationships with other death care professionals; changes in demand for the Company's product; product mix; the timing of customer orders and deliveries; the impact of competitive products and pricing; the success of the Company's branding programs; the excess or shortage of production capacity, difficulties encountered in the integration of acquired businesses; weather conditions; and other risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports including, but not limited to, the risks discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2005. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.